FIRST AMENDMENT

TO THE FUND OF FUNDS INVESTMENT AGREEMENT

THIS FIRST AMENDMENT dated as of April 2, 2026 to the Fund of Funds Investment Agreement (the “Agreement”) dated as of July 17, 2025, is made among each Acquiring Fund (as defined and listed in Schedule A), severally and not jointly (each, an “Acquiring Fund”), and each Acquired Fund (as defined and listed in Schedule A), severally and not jointly (each, an “Acquired Fund,” and together with the Acquiring Funds, the “Funds”).

RECITALS

WHEREAS, the parties have entered into the Agreement; and

WHEREAS, the parties desire to amend the Agreement to update the list of Funds on Schedule A; and

WHEREAS, Sections 4 (with respect to Schedule A) and 6(d) of the Agreement allow for its amendment by a written instrument executed by both parties.

NOW, THEREFORE, the parties agree as follows:

1.	Schedule A of the Agreement is hereby superseded and replaced in its entirety with Amended Schedule A attached hereto.

Except to the extent supplemented hereby, the Agreement shall remain in full force and effect.

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IN WITNESS WHEREOF, the parties hereto have caused this First Amendment to be executed by a duly authorized officer on one or more counterparts as of the date and year first written above.

DoubleLine Funds Trust,

on behalf of itself and each of the Acquired Funds listed in Schedule A

Name of Authorized Signer	Print	Signature
Title: President	Ronald Redell	/s/ Ronald Redell

DoubleLine ETF Trust,

on behalf of itself and each of the Acquired Funds listed in Schedule A

Name of Authorized Signer	Print	Signature
Title: President	Ronald Redell	/s/ Ronald Redell

DoubleLine Opportunistic Credit Fund

Name of Authorized Signer	Print	Signature
Title: President	Ronald Redell	/s/ Ronald Redell

DoubleLine Income Solutions Fund

Name of Authorized Signer	Print	Signature
Title: President	Ronald Redell	/s/ Ronald Redell

DoubleLine Yield Opportunities Fund

Name of Authorized Signer	Print	Signature
Title: President	Ronald Redell	/s/ Ronald Redell

AMENDED SCHEDULE A

List of Funds to Which the Agreement Applies

For purposes of this Agreement and Schedule A (which schedule may be amended from time to time), the terms “Acquiring Fund” and “Acquired Fund” shall mean any Fund listed here (i.e., the “Acquiring Fund”) investing in any other Fund listed here that has a different primary investment adviser (i.e., the “Acquired Fund”).

DoubleLine Funds Trust

DoubleLine Total Return Bond Fund

DoubleLine Core Fixed Income Fund

DoubleLine Emerging Markets Fixed Income Fund

DoubleLine Low Duration Bond Fund

DoubleLine Flexible Income Fund

DoubleLine Low Duration Emerging Markets Fixed Income Fund

DoubleLine Long Duration Total Return Bond Fund

DoubleLine Global Bond Fund

DoubleLine Emerging Markets Local Currency Bond Fund

DoubleLine Strategic Commodity Fund

DoubleLine Shiller Enhanced CAPE®

DoubleLine Shiller Enhanced International CAPE®

DoubleLine Selective Credit Fund

DoubleLine ETF Trust

DoubleLine Commercial Real Estate Debt ETF

DoubleLine Commodity Strategy ETF

DoubleLine Fortune 500 Equal Weight ETF

DoubleLine Mortgage ETF

DoubleLine Opportunistic Core Bond ETF

DoubleLine Securitized Credit ETF

DoubleLine Shiller CAPE® U.S. Equities ETF

DoubleLine Multi-Sector Income ETF

DoubleLine Asset-Backed Securities ETF

DoubleLine Ultrashort Income ETF

DoubleLine Opportunistic Credit Fund

DoubleLine Income Solutions Fund

DoubleLine Yield Opportunities Fund

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